Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Senior Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2011 Fourth Quarter Results

Newton, MA (February 29, 2012).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter and year ended December 31, 2011.

Results for the Quarter Ended December 31, 2011:

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2011 were $96.8 million, or $0.78 per share, compared to Normalized FFO for the quarter ended December 31, 2010 of $104.5 million, or $0.85 per share.

Net income available for common shareholders was $30.7 million, or $0.25 per share, for the quarter ended December 31, 2011, compared to a net loss available for common shareholders of $100.4 million, or $0.81 per share, for the same quarter last year.  Net income (loss) available for common shareholders for the quarters ended December 31, 2011 and 2010, include a $9.1 million, or $0.07 per share, and a $147.3 million, or $1.19 per share, loss on asset impairment, respectively.

The weighted average number of common shares outstanding was 123.5 million and 123.4 million for the quarters ended December 31, 2011 and 2010, respectively.

A reconciliation of net income available for common shareholders determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2011 and 2010 appears later in this press release.

Results for the Year Ended December 31, 2011:

Normalized FFO for the year ended December 31, 2011 were $407.5 million, or $3.30 per share, compared to Normalized FFO for the year ended December 31, 2010 of $400.0 million, or $3.24 per share.

Net income available for common shareholders was $160.6 million, or $1.30 per share, for the year ended December 31, 2011, compared to a net loss available for common shareholders of $8.5 million, or $0.07 per share, for the year ended December 31, 2010.  Net income available for common shareholders for the year ended December 31, 2011 includes a $16.4 million, or $0.13 per share, loss on asset impairment.  Net loss available for common shareholders for the year ended December 31, 2010 includes a

$6.7 million, or $0.05 per share, loss on extinguishment of debt and a $163.7 million, or $1.33 per share, loss on asset impairment.

The weighted average number of common shares outstanding was 123.5 million and 123.4 million for the years ended December 31, 2011 and 2010, respectively.

A reconciliation of net income available for common shareholders determined according to GAAP to FFO and Normalized FFO for the years ended December 31, 2011 and 2010 appears later in this press release.

Hotel Portfolio Performance:

For the quarter ended December 31, 2011 compared to the same period in 2010: average daily rate, or ADR, increased 4.9% to $94.63; occupancy increased 1.2 percentage points to 67.2%; and, as a result, revenue per available room, or RevPAR, increased by 6.9% to $63.59.

For the year ended December 31, 2011 compared to the year ended December 31, 2010: ADR increased 3.7% to $93.84; occupancy increased 2.6 percentage points to 71.9%; and, as a result, RevPAR increased by 7.6% to $67.47.

Tenants and Managers:

Marriott No. 234.  During the three months ended December 31, 2011, the payments HPT received under its management contract with Marriott International, Inc. (NYSE: MAR), or Marriott, covering 71 hotels and requiring minimum returns to HPT of $98.9 million/year (referred to as the Marriott No. 234 agreement) were $11.6 million less than the minimum amounts contractually required.  During the three months ended December 31, 2011, HPT applied the remaining $0.2 million of available security deposit to partially cover these shortfalls and Marriott provided $9.1 million of guaranty payments to HPT.  At December 31, 2011, there was $30.9 million remaining under Marriott’s guaranty to cover future payment shortfalls up to 90% of the minimum returns due to HPT.

InterContinental.  During the three months ended December 31, 2011, the payments HPT received under its management contract with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental, covering 130 hotels and requiring minimum returns to HPT of $156.2 million/year (referred to as the InterContinental agreement) were $8.4 million less than the minimum amounts contractually required.  HPT applied the available security deposit to cover these shortfalls.  At December 31, 2011, the available security deposit which HPT held to cover future payment shortfalls was $55.8 million.

Both the Marriott and InterContinental security deposits may be replenished from certain percentages of future cash flows which exceed HPT’s minimum returns, if any.

As of December 31, 2011, all other payments due to HPT from its managers and tenants under its operating agreements were current.

Acquisitions and Dispositions:

On January 31, 2012, HPT completed its previously announced acquisition of the entities which own the Royal Sonesta Hotel in Cambridge, MA (400 rooms) and lease the Royal Sonesta Hotel in New

Orleans, LA (483 rooms) for $150.5 million, excluding acquisition costs.  HPT funded these purchases with existing cash balances, including proceeds from the offering of its Series D Preferred Shares described below, and borrowings under its revolving credit facility.  Simultaneous with this acquisition, HPT entered into management agreements for these hotels with Sonesta International Hotels Corporation, or Sonesta, an affiliate of Reit Management & Research LLC, the manager of HPT.

HPT previously announced plans and began the process to sell 21 Marriott hotels included in its Marriott No. 234 agreement.  The 21 hotels had a net book value, after impairment writedowns, of approximately $123.0 million at December 31, 2011.  In February 2012, HPT entered an agreement to sell one of these 21 hotels, a full service Marriott hotel in St. Louis, MO, for $35.0 million, excluding closing costs.  HPT expects to complete this sale in the second quarter of 2012.  This pending sale is subject to customary closing conditions; accordingly, HPT cannot provide any assurance that it will sell this hotel.  Subsequent to December 31, 2011, HPT entered discussions with Marriott about retaining certain of the remaining 20 hotels in the Marriott No. 234 agreement.  If certain of these hotels are sold, HPT will retain the net sales proceeds from the sales and the amount of minimum returns due from Marriott under the agreement will be reduced by 9% per annum of the net sales proceeds; and if HPT determines to retain certain of these hotels in the agreement, HPT will invest previously agreed amounts to improve these hotels and the amount of minimum returns due from Marriott under the agreement will be increased by 9% per annum of the amounts funded.  However, because discussions with Marriott are ongoing and because HPT has not yet contracted for any sales, HPT cannot provide any assurance that it will sell or retain any of these 20 hotels.

HPT previously announced its plans to sell or rebrand up to 42 hotels included in its InterContinental agreement.  HPT continues to evaluate plans to either sell or rebrand these hotels, including the conversion of certain hotels to the Sonesta brand and management.  As of December 31, 2011, the net book value, after impairment writedowns, for these 42 hotels was approximately $363.5 million.  If these hotels are sold, HPT will retain the net sales proceeds and reduce the amount of minimum returns due from InterContinental by 8% per annum; if these hotels are rebranded, the amount of the minimum returns due from InterContinental will be reduced by agreed amounts per hotel; and, if HPT determines to retain these hotels under InterContinental management, HPT will invest certain previously agreed amounts to improve these hotels and the amount of minimum returns due from InterContinental under the agreement will be increased by 8% per annum of the amounts funded.  HPT is in discussions about selling or rebranding certain of these hotels; however, HPT cannot provide any assurance that it will sell or rebrand any of these 42 hotels.

Recent Financing Activities:

In January 2012, HPT sold 11.6 million shares of its 7.125% Series D Cumulative Redeemable Preferred Shares at a price of $25.00 per share in a public offering.  Net proceeds from this offering ($280.4 million after underwriting and other offering expenses) were used to repay amounts outstanding under its revolving credit facility and for the acquisition described above.

On February 13, 2012, HPT redeemed all of its 3.5 million outstanding shares of 8.875% Series B Cumulative Redeemable Preferred Shares for $25.00 per share plus accrued and unpaid distributions.  HPT funded this redemption with cash on hand and borrowings under its revolving credit facility.

Conference Call:

On Wednesday, February 29, 2012, at 1:00 p.m. Eastern Standard Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and year ended December 31, 2011.  The conference call telephone number is (877) 531-2986.  Participants calling from outside the United States and Canada should dial (612) 332-0630.  No passcode is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available beginning on Wednesday, February 29, 2012 and will run through Wednesday, March 7, 2012.  To hear the replay, dial (320) 365-3844.  The replay passcode is 227521.

A live audio webcast of the conference call will also be available in a listen only mode on our website, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit our website about five minutes before the call.  The archived webcast will be available for replay on HPT’s website for about one week after the call. The recording and retransmission in any way of HPT’s fourth quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Fourth Quarter 2011 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which as of December 31, 2011, owned 288 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, MA.

Hospitality Properties Trust

CONSOLIDATED STATEMENTS OF INCOME,

FUNDS FROM OPERATIONS

AND NORMALIZED FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2011	2010	2011	2010
	Revenues:
	Hotel operating revenues (1)	$218,253	$177,463	$889,120	$736,363
	Minimum rent (1)	72,625	83,547	302,703	325,321
	Percentage rent (2)	1,879	1,450	1,879	1,450
	FF&E reserve income (3)	3,094	5,331	16,631	22,354
	Total revenues	295,851	267,791	1,210,333	1,085,488

	Expenses:
	Hotel operating expenses (1)	145,771	113,537	596,616	477,595
	Depreciation and amortization	57,292	58,829	228,342	238,089
	General and administrative	10,217	9,565	40,963	38,961
	Acquisition related costs (4)	1,035	—	2,185	—
	Loss on asset impairment (5)	9,121	147,297	16,384	163,681
	Total expenses	223,436	329,228	884,490	918,326

	Operating income (loss)	72,415	(61,437)	325,843	167,162

	Interest income	16	44	70	260
	Interest expense (including amortization of deferred financing costs and debt discounts of $1,682, $1,495, $6,305 and $7,123 respectively)	(33,927)	(33,345)	(134,110)	(138,712)
	Loss on extinguishment of debt (6)	—	—	—	(6,720)
	Equity in earnings (losses) of an investee	28	16	139	(1)
	Income (loss) before income taxes	38,532	(94,722)	191,942	21,989
	Income tax benefit (expense)	(314)	1,766	(1,502)	(638)
	Net income (loss)	38,218	(92,956)	190,440	21,351
	Preferred distributions	(7,470)	(7,470)	(29,880)	(29,880)
	Net income (loss) available for common shareholders	$30,748	$(100,426)	$160,560	$(8,529)

	Calculation of Funds from Operations (FFO) and Normalized FFO:

	Net income (loss) available for common shareholders	$30,748	$(100,426)	$160,560	$(8,529)
Add:	Depreciation and amortization	57,292	58,829	228,342	238,089
	Loss on asset impairment (5)	9,121	147,297	16,384	163,681
	FFO (7)	97,161	105,700	405,286	393,241
Add:	Loss on extinguishment of debt (6)	—	—	—	6,720
	Acquisition related costs (4)	1,035	—	2,185	—
Less:	Deferred percentage rent previously recognized in Normalized FFO (2)	(1,417)	(1,163)	—	—
	Normalized FFO (7)	$96,779	$104,537	$407,471	$399,961

	Weighted average common shares outstanding	123,522	123,444	123,470	123,403

	Per common share amounts:
	Net income (loss) available for common shareholders	$0.25	$(0.81)	$1.30	$(0.07)
	FFO (7)	$0.79	$0.86	$3.28	$3.19
	Normalized FFO (7)	$0.78	$0.85	$3.30	$3.24

See Notes on page 6

(1)         At December 31, 2011, we owned 288 hotels; 233 of these hotels are leased to our taxable REIT subsidiaries and managed by hotel operating companies and 55 are leased to third parties. Our 185 travel centers are leased under two lease agreements. Our Consolidated Statements of Income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.  Our managed hotel portfolios had net operating results that were, in the aggregate, $22,390 and $26,270 less than the minimum returns due to us in the three months ended December 31, 2011 and 2010, respectively, and $60,264 and $85,592 less than the minimum returns due to us in the twelve months ended December 31, 2011 and 2010, respectively.  When the shortfalls are funded by the managers of these hotels under the terms of our operating agreements, we reflect such fundings (including security deposit applications) in our Consolidated Statements of Income as a reduction of hotel operating expenses.  The reduction to operating expenses was $20,897 and $26,270 in the three months ended December 31, 2011 and 2010, respectively, and $58,771 and $85,592 in the twelve months ended December 31, 2011 and 2010, respectively.

(2)         In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of Normalized FFO for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.  Percentage rental income included in Normalized FFO was $462 and $287 in the fourth quarter of 2011 and 2010, respectively.

(3)         Various percentages of total sales at our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  We own all the FF&E reserve escrows for our hotels.  We report deposits by our third party tenants into the escrow accounts as FF&E reserve income.  We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(4)         Represents costs associated with our January 2012 acquisition of the entities that own or lease two Royal Sonesta Hotels.

(5)         We recorded a $147,297, or $1.19 per share, and $163,681, or $1.33 per share, loss on asset impairment in the three and twelve months ended December 31, 2010 to reduce the carrying value of certain of our hotels to their estimated fair value.  We recorded a $9,121, or $0.07 per share, and $16,384, or $0.13 per share, loss on asset impairment in the three and twelve months ended December 31, 2011 to further reduce the carrying value of certain of these hotels.

(6)         During the second quarter of 2010, we recorded a $6,720, or $0.05 per share, loss on the extinguishment of debt relating to our repurchase of $185,696 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $185,626, excluding accrued interest.  The loss on extinguishment of debt is net of unamortized issuance costs and discounts of $7,260 and $588 of transaction costs, net of the equity component of the notes of $1,058.

(7)         We calculate FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding gain or loss on sale of properties, plus real estate depreciation and amortization and impairment of assets.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we include percentage rent in the period it is received versus when it is recognized as income in accordance with GAAP and exclude gain or loss on early extinguishment of debt and acquisition related costs.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO and Normalized FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or cash flow from operating activities, determined in accordance with GAAP, as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe FFO and Normalized FFO may facilitate an understanding of our consolidated historical operating results.  These measures should be considered in conjunction with net income, net income available to common shareholders and cash flow from operating activities as presented in our Consolidated Statements of Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

Hospitality Properties Trust

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2011	2010
ASSETS
Real estate properties:
Land	$1,360,773	$1,389,594
Buildings, improvements and equipment	4,775,323	4,909,488
	6,136,096	6,299,082
Accumulated depreciation	(1,367,868)	(1,370,592)
	4,768,228	4,928,490

Properties held for sale	123,025	7,125
Cash and cash equivalents	8,303	4,882
Restricted cash (FF&E reserve escrow)	50,196	80,621
Other assets, net	183,821	171,168
	$5,133,573	$5,192,286
LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$149,000	$144,000
Senior notes, net of discounts	1,887,891	1,886,356
Convertible senior notes, net of discounts	78,823	77,484
Mortgage payable	—	3,383
Security deposits	106,422	105,859
Accounts payable and other liabilities	103,668	107,297
Due to related persons	3,713	2,912
Dividends payable	4,754	4,754
Total liabilities	2,334,271	2,332,045

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $.01 par value; 150,000,000 shares authorized; 123,521,535 and 123,444,235 shares issued and outstanding, respectively	1,235	1,234
Additional paid in capital	3,463,534	3,462,169
Cumulative net income	2,232,953	2,042,513
Cumulative other comprehensive income	1,605	2,231
Cumulative preferred distributions	(213,281)	(183,401)
Cumulative common distributions	(3,076,883)	(2,854,644)
Total shareholders’ equity	2,799,302	2,860,241
	$5,133,573	$5,192,286

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. HPT’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT $30.9 MILLION REMAINED AS OF DECEMBER 31, 2011, TO PARTIALLY FUND MINIMUM PAYMENT SHORTFALLS UNDER THE TERMS OF A LIMITED GUARANTY PROVIDED BY MARRIOTT AND THAT MARRIOTT’S SECURITY DEPOSITS MAY BE REPLENISHED FROM CERTAIN PERCENTAGES OF CASH FLOWS WHICH EXCEED HPT’S MINIMUM RETURNS, IF ANY.  THIS STATEMENT MAY IMPLY THAT MARRIOTT WILL BE ABLE OR WILLING TO FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR TO REPLENISH ITS SECURITY DEPOSITS IN THE FUTURE AND THAT FUTURE SHORTFALLS WILL NOT EXCEED THE GUARANTY CAP OR SECURITY DEPOSITS.  HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF ITS HOTELS.

•                  THIS PRESS RELEASE STATES THAT HPT IS HOLDING AND HAS APPLIED OR MAY CONTINUE TO APPLY A SECURITY DEPOSIT TO COVER THE SHORTFALL OF THE PAYMENTS IT HAS RECEIVED OR EXPECTS TO RECEIVE UNDER ITS INTERCONTINENTAL CONTRACT COMPARED TO THE MINIMUM PAYMENTS DUE TO HPT UNDER THIS CONTRACT AND THAT INTERCONTINENTAL’S SECURITY DEPOSITS MAY BE REPLENISHED FROM CERTAIN PERCENTAGES OF CASH FLOWS WHICH EXCEED HPT’S MINIMUM RETURNS, IF ANY.  THE SECURITY DEPOSIT WHICH HPT IS HOLDING IS LIMITED IN AMOUNT.  THERE CAN BE NO ASSURANCE REGARDING THE AMOUNT OF PAYMENTS HPT MAY RECEIVE IN THE FUTURE UNDER ITS CONTRACT AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNT OF THE SECURITY DEPOSIT HPT HOLDS.  FURTHER, THERE CAN BE NO ASSURANCE THAT INTERCONTINENTAL’S SECURITY DEPOSITS WOULD BE REPLENISHED.  MOREOVER, THE SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, WHEN HPT APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, IT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY CASH.

•                  THIS PRESS RELEASE STATES THAT HPT IS CONSIDERING SELLING 21 MARRIOTT BRANDED HOTELS AND IT IS CURRENTLY EVALUATING WHICH, IF ANY, OF THE 42 INTERCONTINENTAL BRANDED HOTELS MAY BE OFFERED FOR SALE OR REBRANDED.  AS A RESULT OF THESE ACTIVITIES, HPT HAS REDUCED THE CARRYING AMOUNT OF CERTAIN OF THESE HOTELS TO THEIR ESTIMATED FAIR VALUE LESS COSTS TO SELL.  IN FACT, THE SALE OR REBRANDING OF THESE HOTELS MAY BE DELAYED, HPT MAY BE UNABLE TO SELL OR REBRAND ANY OF

THESE HOTELS OR MAY SELL THE HOTELS AT AMOUNTS THAT ARE LESS THAN THEIR ADJUSTED CARRYING VALUES.

•                  THIS PRESS RELEASE STATES THAT HPT HAS ENTERED INTO AN AGREEMENT TO SELL ONE HOTEL.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY BE DELAYED OR MAY NOT OCCUR.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE HPT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN HPT’S FORWARD LOOKING STATEMENTS.  HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON HPT’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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